UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RASER TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2009

To our Stockholders:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Raser Technologies, Inc., a Delaware corporation (the “Company”). The meeting will be held at the Provo Marriott Hotel & Conference Center, 101 West 100 North, Provo, Utah 84601 on Thursday, June 25, 2009, for the following purposes:

1.	To elect three Class I directors to serve for a three-year term that expires at the 2012 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	To ratify the appointment of Hein & Associates LLP as our independent registered public accountants for the fiscal year ending December 31, 2009; and

3.	To consider and transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The meeting will begin promptly at 2:30 p.m., local time, and check-in will begin at 2:00 p.m., local time. Only holders of record of shares of Raser Technologies common stock (NYSE: RZ) at the close of business on Friday, May 15, 2009 are entitled to vote at the meeting and to notice of any postponements or adjournments of the meeting.

For a period of at least 10 days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose germane to the meeting during normal business hours at our corporate headquarters located at 5152 North Edgewood Drive, Suite 200, Provo, UT 84604.

By order of the Board of Directors,

/s/ Brent M. Cook
Brent M. Cook
Chief Executive Officer

Provo, UT

May 19, 2009

YOUR VOTE IS IMPORTANT!

PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE

BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2009

Our proxy statement, annual report to stockholders on Form 10-K, and amended annual report to stock holders on Form 10-K/A, are available at www.rasertech.com/investor_relations.

Page
GENERAL INFORMATION	1

QUESTIONS AND ANSWERS CONCERNING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING	1

When and where is the annual meeting?	1
Why am I receiving these proxy materials?	1
What is the purpose of the annual meeting?	1
Who is entitled to attend the meeting?	1
Who is entitled to vote at the meeting?	2
How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	2
What items of business will be voted on at the meeting?	2
How does the Board of Directors recommend that I vote?	3
What shares can I vote at the meeting?	3
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	3
How can I vote my shares without attending the meeting?	3
How can I vote my shares in person at the meeting?	4
Can I change my vote?	4
Who can help answer my questions?	4
What vote is required to approve each item and how are votes counted?	4
What is a “broker non-vote”?	5
How are “broker non-votes” counted?	5
How are abstentions counted?	5
What happens if additional matters are presented at the meeting?	5
Who will serve as inspector of election?	6
What should I do in the event that I receive more than one set of proxy/voting materials?	6
Who is soliciting my vote and who will bear the costs of this solicitation?	6
Where can I find the voting results of the meeting?	6
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	6
How may I communicate with the Board of Directors of Raser or the non-management directors on the Raser Board of Directors?	7

IMPORTANT INFORMATION REGARDING DELIVERY OF PROXY MATERIALS	8

What is “Notice and Access?”	8
What is “full set” delivery option?	8
What is “notice only” option?	8
Will Raser use the notice only option in the future?	8

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	9

Security Ownership of Certain Beneficial Owners	9
Security Ownership of Management	10
Changes in Control	11

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	11

DIRECTORS AND EXECUTIVE OFFICERS	12

COMPENSATION OF EXECUTIVE OFFICERS	15

Compensation Discussion and Analysis	15

i

ii

RASER TECHNOLOGIES, INC.

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors of Raser Technologies, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2009 Annual Meeting of Stockholders to be held on Thursday, June 25, 2009, beginning at 2:30 p.m., at the Provo Marriott Hotel & Conference Center, 101 West 100 North, Provo, Utah 84601, on Thursday, June 25, 2009, and at any postponements or adjournments thereof. This proxy statement contains important information regarding the meeting. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

We use several abbreviations in this proxy statement. We may refer to our company as “Raser,” the “Company,” “we,” “our” or “us.” The term “proxy materials” includes this proxy statement, as well as the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2008. Our Annual Report on Form 10-K was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 18, 2009. The term “meeting” means our 2009 Annual Meeting of Stockholders.

We are sending these proxy materials on or about May 29, 2009, to all stockholders of record at the close of business on Friday, May  15, 2009 (the “Record Date”).

QUESTIONS AND ANSWERS CONCERNING THIS SOLICITATION

AND VOTING AT THE ANNUAL MEETING

When and where is the meeting?	The meeting will be held on Thursday, June 25, 2009, beginning at 2:30 p.m., at the Provo Marriott Hotel & Conference Center, 101 West 100 North, Provo, Utah 84601. Check-in will begin at 2:00 p.m., local time.

Why am I receiving these proxy materials?	You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the Record Date. As a stockholder of record, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

What is the purpose of the annual meeting?	At our meeting, stockholders of record will act upon the items of business outlined below. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to attend the meeting?	You are entitled to attend the meeting only if you were a Raser stockholder (or joint holder) of record as of the close of business on the Record Date, or if you hold a valid proxy for the meeting. You should be prepared to present photo identification for admittance.

Please also note that if you are not a stockholder of record but hold shares in street name (that is, through a broker or nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the meeting.

Who is entitled to vote at the meeting?	Only stockholders of record who owned Raser common stock at the close of business on the Record Date are entitled to notice of and to vote at the meeting, and at any postponements or adjournments thereof.

As of the Record Date, 65,482,871 shares of Raser common stock were outstanding. You will have one vote at the meeting for each share of Raser common stock you owned as of the Record Date. Accordingly, there are a maximum of 65,482,871 votes that may be cast at the meeting.

How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	The presence at the meeting, in person or by proxy, of the holders of one-half of the voting power of the outstanding shares of Raser common stock entitled to vote at the meeting will constitute a quorum. A quorum is required to conduct business at the meeting. The presence of the holders of Raser common stock representing at least 32,741,436 shares, present in person or represented by proxy, will be required to establish a quorum at the meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum, but will not be included in vote totals and will not affect the outcome of the vote.

What items of business will be voted on at the meeting?	The items of business scheduled to be voted on at the meeting are as follows:

1.	To elect three Class I directors to serve for a three-year term that expires at the 2012 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	To ratify the appointment of Hein & Associates LLP as our independent registered public accountants for the fiscal year ending December 31, 2009; and

3.	To consider and transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

These proposals are described more fully below in these proxy materials. As of the date of this proxy statement, the only business that our Board of Directors intends to present or is aware that others will present at the meeting is as set forth in this proxy statement. If any other matter or matters are properly brought before the meeting, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

How does the Board of Directors recommend that I vote?	Our Board of Directors recommends that you vote your shares “FOR” each of the director nominees and “FOR” the ratification of the appointment of Hein & Associates LLP as our independent registered public accountants for the 2009 fiscal year.

What shares can I vote at the meeting?	You may vote all shares of Raser common stock owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank, but only as described below.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?	Most Raser stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Interwest Transfer Company, Inc., you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to Raser or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the meeting?	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares you hold as a beneficial owner, the voting instruction card provided by your broker, trustee or nominee.

By Mail—Stockholders of record of Raser common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Raser stockholders who hold shares as a beneficial owner may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelope.

How can I vote my shares in person at the meeting?	Shares held in your name as the stockholder of record may be voted in person at the meeting. Shares held by you as a beneficial owner may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting.

Can I change my vote?	You may change your vote at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold as a beneficial owner, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Who can help answer my questions?	If you have any questions about the meeting or how to vote or revoke your proxy, please contact:

Richard D. Clayton

General Counsel and Secretary

Raser Technologies, Inc.

5152 North Edgewood Drive, Suite 200

Provo, Utah 84604

Phone: 1-801-765-1200

If you need additional copies of this proxy statement or voting materials, please contact Richard D. Clayton, General Counsel and Secretary, as described above or send an e-mail to dick.clayton@rasertech.com.

What vote is required to approve each item and how are votes counted?	The vote required to approve each item of business and the method for counting votes is set forth below:

Election of Directors. The three (3) Class I director nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as Class I directors. You may vote either “FOR” or “WITHHOLD” your vote for the director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

All Other Items. For each of the other items of business, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.

You may vote “FOR,” “AGAINST” or “ABSTAIN” for these items of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board of Directors “FOR” all of the Company’s nominees to the Board of Directors, “FOR” ratification of the appointment of Hein & Associates LLP as our independent registered public accountants for the 20009 fiscal year, and in the discretion of the proxy holders on any other matters that properly come before the meeting or any adjournment or postponement thereof.

What is a “broker non-vote”?	Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters (such as election of directors and ratification of the appointment of independent accountants), but not on non-routine matters (such as stockholder proposals). Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but not non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are “broker non-votes” counted?	Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?	If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be voted on any matter at the meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

What happens if additional matters are presented at the meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders,

Brent M. Cook (our Chief Executive Officer) or Martin F. Petersen (our Chief Financial Officer), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

Who will serve as inspector of election?	We expect Richard D. Clayton, our Executive Vice President, General Counsel and Secretary, to tabulate the votes and act as inspector of election at the meeting.

What should I do in the event that I receive more than one set of proxy/voting materials?	You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Raser proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?	Raser is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to this solicitation by mail, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by members of our Board of Directors, our officers and other employees, who will not receive any additional compensation for assisting in the solicitation. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for forwarding proxy solicitation materials to the beneficial owners of Raser common stock.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the meeting. We will report final results at www.rasertech.com and in our Form 10-Q for the second quarter of 2009.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in the Raser proxy statement for the annual meeting to be held in 2010, the written proposal must be received by the Corporate Secretary of Raser at our principal executive offices no later than January 20, 2010. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the Raser proxy statement is instead a reasonable time before Raser begins to print and mail its proxy materials.

Such proposals also must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable rules established by the SEC. Proposals should be addressed to:

Corporate Secretary

Raser Technologies, Inc.

5152 North Edgewood Drive, Suite 200

Provo, UT 84604

For a stockholder proposal that is not intended to be included in the Raser proxy statement in accordance with Rule 14a-8, the stockholder must give timely notice to the Corporate Secretary of Raser. To be considered timely, the notice must be received by the Corporate Secretary of Raser at our principal executive offices no later than February 19, 2010. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then notice of a stockholder proposal that is not intended to be included in the Raser proxy statement under Rule 14a-8 for such future meeting must be received within a reasonable time before Raser begins to print and mail its proxy materials.

How may I communicate with the Board of Directors of Raser or the non-management directors on the Raser Board of Directors?	Stockholders may address inquiries to any of Raser’s directors or to the full Board of Directors by writing to Raser Technologies, Inc., Attn: Corporate Secretary, 5152 North Edgewood Drive, Suite 200, Provo, Utah 84604. Each communication from a stockholder should include the following information in order to permit stockholder status to be confirmed and to provide an address to forward a response if deemed appropriate: (i) the name, mailing address and telephone number of the stockholder sending the communication; and (ii) if the stockholder is not a record holder of our common stock, the name of the record holder of our common stock must be identified along with the stockholder. Our Corporate Secretary will forward all appropriate communication to the Board of Directors or individual members of the Board of Directors specified in the communication. Communications intended for non-management directors should be directed to the Chairperson of the Nominating and Governance Committee at the Company’s address listed above.

IMPORTANT INFORMATION REGARDING DELIVERY OF PROXY MATERIALS

What is “Notice and Access?”	The SEC has adopted amendments to the proxy rules that change how companies must provide proxy materials. These new rules are often referred to as “notice and access.” Under the notice and access model, a company may select either of the following two options for making proxy materials available to stockholders:

•	the full set delivery option; or

•	the notice only option.

A company may use a single method for all its stockholders, or use full set delivery for some while adopting the notice only option for others. The Company must comply with these new rules in connection with its 2009 annual meeting.

What is the “full set” delivery option?	Under the full set delivery option, a company delivers all proxy materials to its stockholders as it would have done prior to the change in the rules. This can be by mail or, if a stockholder has previously agreed, electronically. In addition to delivering proxy materials to stockholders, the company must now post all proxy materials on a publicly-accessible website (other than the SEC’s website) and provide information to stockholders about how to access that website.

In connection with our 2009 Annual Meeting of Stockholders, Raser has elected to use the full set delivery option. Accordingly, you should have received the proxy materials by mail. Additionally, Raser has posted these materials at www.rasertech.com/investor_relations.

What is the “notice only” option?	Under the notice only option, a company must post all of its proxy materials on a publicly-accessible website. However, instead of delivering its proxy materials to stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Materials” which outlines (i) information regarding the date and time of the meeting of stockholders as well as the items to be considered at the meeting; (ii) information regarding the website where the proxy materials are posted; and (iii) various means by which a stockholder can request paper or e-mail copies of the proxy materials. The stockholder may request that the company deliver paper copies of the proxy materials.

Will Raser use the notice only option in the future?	Although Raser elected to use the full set delivery option in connection with the 2009 Annual Meeting of Stockholders, it may choose to use the notice only option in the future. We plan to evaluate the future possible cost savings as well as the possible impact on stockholder participation as we consider the future use of the notice only option.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following tables set forth, as of March 31, 2009, certain information regarding beneficial ownership of our common stock by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our current directors and executive officers as a group. As of March 31, 2009, we had one class of voting securities that consisted of 64,855,718 shares of our common stock issued and outstanding. In computing the number and percentage of shares beneficially owned by a person, shares of common stock that a person has a right to acquire within sixty (60) days of March 31, 2009, pursuant to options, warrants or other rights are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person. The following tables are based upon information supplied by directors, officers and principal stockholders and reports filed with the SEC.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Fletcher International, Ltd. (48 Wall Street, 5th Floor, New York, New York 10005)	10,580,247	(1)	14.9%

Common Stock	Kraig T. Higginson (5152 N. Edgewood Dr., Suite 200 Provo, Utah 84604)	9,850,299	(2)	14.9%

Common Stock	Jack Kerlin (5152 N. Edgewood Dr., Suite 200 Provo, Utah 84604)	4,642,952	(3)	7.2%

Common Stock	Investco Ltd. (1555 Peachtree Street NE, Atlanta, Georgia 30309)	3,268,487	(4)	5.0%

(1)	Consists of 4,360,417 shares held in the name of Fletcher International, Ltd. On November 14, 2008, in connection with our $20.0 million equity financing with Fletcher International, Ltd., we issued warrants to Fletcher International Ltd. to acquire shares of our common stock in an aggregate value of up to $20.0 million that may not exceed 7,458,532 shares of our common stock at an exercise price of the lesser of (a) $6.00 per share or (b) the 40-day volume weighted average price, less $.60 per share. At March 31, 2009, the beneficial ownership included warrants to acquire 6,219,830 shares at an exercise price equal to the 40 day volume weighted-average price, less $.60 per share, which equaled $3.22.

(2)	Consists of 5,632,600 shares held in the name of Higginson Family Investments, LLC, 2,143,642 shares held in the name of Radion Energy LLC, 490,650 shares held in the name of Jeanette S. Higginson, 622,400 shares held in street name, and 500,000 shares held in the name of HP Fund, LLC, each of which are deemed to be controlled by Mr. Higginson. Also includes warrants issued to Radion Energy LLC to acquire up to 461,007 shares at March 31, 2009 with an exercise price of $6.00 per share in connection with our January 2009 line of credit agreement. The warrants are also deemed to be controlled by Mr. Higginson.

(3)	Consists of 2,206,726 shares held in the name of Kerlin Trust, 2,356,226 shares held in the name of the Lorisa Kerlin Trust, DTD, 75,000 share held in the name of the Jack Kerlin Trust, DTD, and 5,000 shares held in the name of Jack Kerlin, each of which are deemed to be controlled by Mr. Kerlin.

(4)	As reported on a Schedule 13G filed on February 13, 2009. Consists of 3,268,487 shares held by Investco PowerShares Capital Management LLC. These shares are deemed to be controlled by Investco Ltd.

Security Ownership of Management

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Kraig T. Higginson	9,850,299	(1)	14.9%
Common Stock	Brent M. Cook	996,250	(2)	1.5%
Common Stock	Patrick J. Schwartz	168,960	(3)	*
Common Stock	Martin F. Petersen	162,150	(4)	*
Common Stock	Reynold Roeder	93,775	(5)	*
Common Stock	Richard D. Clayton	74,200	(6)	*
Common Stock	Alan G. Perriton	74,000	(7)	*
Common Stock	James A. Herickhoff	71,133	(8)	*
Common Stock	Barry G. Markowitz	51,800	(9)	*
Common Stock	Steven R. Brown	37,850	(10)	*
Common Stock	Scott E. Doughman	14,500	(11)	*
	All Directors and Executive Officers as a Group	11,594,917		17.3%

*	Less than 1%

(1)	Consists of 5,632,600 shares held in the name of Higginson Family Investments, LLC, 2,143,642 shares held in the name of Radion Energy LLC, 490,650 shares held in the name of Jeanette S. Higginson, 622,400 shares held in street name, and 500,000 shares held in the name of HP Fund, LLC, each of which are deemed to be controlled by Mr. Higginson. Also includes warrants issued to Radion Energy LLC to acquire up to 461,007 shares at March 31, 2009 with an exercise price of $6.00 per share in connection with our January 2009 line of credit agreement. The warrants are also deemed to be controlled by Mr. Higginson.

(2)	Includes 660,000 shares held in the name of BMC Highland Investments LLC, 53,100 shares held in the name of Mr. Cook, 4,200 shares held in the name of Jackie Cook, 8,950 shares held by Mr. Cook in an IRA account, each of which are deemed to be controlled by Mr. Cook. Also includes options to purchase 270,000 shares exercisable within 60 days of March 31, 2009 by Mr. Cook.

(3)	Includes 3,100 shares held in the name of Mr. Schwartz and 5,560 held in the name of Barbara Schwartz, each of which are deemed to be controlled by Mr. Schwartz. Also includes options to purchase 160,300 shares exercisable within 60 days of March 31, 2009 by Mr. Schwartz.

(4)	Consists of 600 shares held in the name of Mr. Petersen, 250 shares held in the name of Tayva Petersen, and 1,000 shares held by Mr. Peterson in an IRA account, each of which are deemed to be controlled by Mr. Petersen. Also includes options to purchase 160,300 shares exercisable within 60 days of March 31, 2009 by Mr. Petersen.

(5)	Includes 21,775 shares held in the name of Reynold and Wendy S. Roeder, JTWROS and 2,000 shares held in street name, each of which are deemed to be controlled by Mr. Roeder. Also includes options to purchase 70,000 shares exercisable within 60 days of March 31, 2009 by Mr. Roeder.

(6)	Consists of 600 shares held in the name of Mr. Clayton, 250 shares held in the name of Gissa Clayton, each of which are deemed to be controlled by Mr. Clayton. Also includes options to purchase 73,750 shares exercisable within 60 days of March 31, 2009 by Mr. Clayton.

(7)	Includes 4,000 shares held in street name by Mr. Perriton. Also includes options to purchase 70,000 shares exercisable within 60 days of March 31, 2009 by Mr. Perriton.

(8)	Includes 23,300 shares held by Mr. Herickhoff and 9,500 shares held in the name of Mr. Herickhoff that will vest within 60 days of March 31, 2009. Also includes options to purchase 33,333 shares exercisable within 60 days of March 31, 2009 by Mr. Herickhoff.

(9)

Includes 23,300 shares held in the name of Mr. Markowitz, 4,000 shares held in street name, and 9,500 shares held in the name of Mr. Markowitz that will vest within 60 days of March 31, 2009, each of which are deemed to be controlled by Mr. Markowitz. Also includes options to purchase 15,000 shares exercisable within 60 days of March 31, 2009 by Mr. Markowitz.

(10)	Includes options to purchase 37,850 shares exercisable within 60 days of March 31, 2009 by Mr. Brown.

(11)	Includes 9,500 shares held in the name of Mr. Doughman that will vest within the 60 days of March 31, 2009. Also includes options to purchase 5,000 shares exercisable within 60 days of March 31, 2009 by Mr. Doughman.

Changes in Control

To the knowledge of the Company’s management, there are no present arrangements or pledges of the Company’s securities which may result in a change of control.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2008, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements except for the following:

Name	Number of Late Reports	Number of Transactions that were not Reported on a Timely Basis	Any Known Failure to File a Required Form
Kraig T. Higginson	4	4	—
Steven R. Brown	2	2	—
Richard D. Clayton	2	2	—
Scott E. Doughman	2	1	—
Barry G. Markowitz	1	1	—
Alan G. Perriton	1	1	—

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each executive officer and each current director of Raser, and the period during which each has served as a director of Raser. Information as to the stock ownership of each of our directors and all of our current executive officers is set forth above. Information as to the stock ownership of each of our directors and all of our current executive officers is set forth above under “Voting Securities and Principal Holders Thereof.”

To our knowledge, there are no family relationships between any director and executive officer.

Name	Position	Age	Director Since
Kraig T. Higginson	Executive Chairman of the Board of Directors, Class III Director	54	2003

Brent M. Cook	Chief Executive Officer (principal executive officer), Class II Director	48	2004

Scott E. Doughman	Class III Director	41	2008

James A. Herickhoff	Class II Director	66	2005

Reynold Roeder	Class I Director	50	2005

Barry G. Markowitz	Class I Director	67	2005

Alan G. Perriton	Class I Director	63	2005

Patrick J. Schwartz	President	54

Martin F. Petersen	Chief Financial Officer (principal financial and accounting officer)	48

Richard D. Clayton	General Counsel and Secretary	53

Steven R. Brown	Executive Vice President of Construction	51

Kraig T. Higginson. Mr. Higginson has served as Chairman of the Board of Directors since October 2003. He has also served as the Company’s President from October 2003 to March 2004 and as the Company’s Chief Executive Officer from March 2004 to January 2005. Mr. Higginson founded American Telemedia Network, Inc., a publicly-traded corporation that developed a nationwide satellite network of data and audio-visual programming. He served as President and Chief Executive Officer of Telemedia Network from 1984 through 1988. From 1988 through 2002, Mr. Higginson worked as a business consultant through Lighthouse Associates, an entity he controls.

Brent M. Cook. Mr. Cook has served as a director of Raser since October 2004 and as Raser’s Chief Executive Officer since January 2005. From 1996 to 2002, Mr. Cook served in various positions at Headwaters Inc. (NYSE: HW), a large publicly-traded energy technology company, including Chief Executive Officer, President, and Chairman of the Board of Directors. Prior to his joining Headwaters Inc., Mr. Cook was Director of Strategic Accounts, Utah Operations, at PacifiCorp, which operates as a local electric utility in seven western states. Mr. Cook spent 12 years at PacifiCorp with specific expertise in transmission interconnection and power sales agreements. Mr. Cook was also employed from 2002-2005 by AMP Resources, a geothermal power generation company that recently sold their projects to ENEL, an Italian power generation company. Mr. Cook has worked in the electrical energy and energy technology industry since 1984 and is very familiar with the electrical power generation industry.

Scott E. Doughman. Mr. Doughman has served as a director of Raser since May 2008. Mr. Doughman is currently a Senior Partner of Daniels Capital, LLC, a private equity fund primarily investing in early stage real estate projects. Prior to joining Daniels in May 2006, he was Senior Vice President of Strategy and an officer of eight portfolio companies accounting for approximately $800 million in revenue with SunGard Data Systems Inc.

based in Philadelphia, Pennsylvania from 2004 to 2006. Mr. Doughman played an active role in the 2005 leveraged buyout of SunGard led by Silver Lake Partners for $11.3 billion, and has been involved in numerous merger and acquisition transactions in the software and services industry. Prior to SunGard, he was Senior Vice President of Corporate Development for Systems & Computer Technology Corporation (SCT) from 2002 to 2004, where he was responsible for strategic planning and business development. Prior to SCT, Mr. Doughman was Vice President of Corporate Development for Campus Pipeline from 2000 to 2002, a venture backed software company based in Salt Lake City, Utah; Senior Director of Strategic Planning for Kinko’s Corporate Offices from 1998 to 2000 in Ventura, California; Senior Associate for Booz Allen and Hamilton from 1996 to 1998 in San Francisco, California; Associate for Fidelity Investments in 1995 in Boston, Massachusetts; and Senior Consultant for Price Waterhouse from 1992 to 1994 in New York City, New York. Mr. Doughman received a BS in Electrical Engineering from BYU, an MBA from the Wharton School at the University of Pennsylvania, and executive education in M&A from Stanford University.

James A. Herickhoff. Mr. Herickhoff has served as a director of Raser since March 2005. Since January 2000, Mr. Herickhoff has served as the President and Chief Executive Officer of American Talc Company, which operates one of the largest talc mines in the United States. Mr. Herickhoff has served as a Director of Headwaters Inc. since August 1997 and was elected Vice Chairman of Headwaters in April 1999. From 1987 to 1994, he served as President of Atlantic Richfield Company’s Thunder Basin Coal Company. He previously served as President of Mountain Coal Company, managing all of ARCO’s underground mining and preparation plants. He is the past President of the Wyoming Mining Association and a former board member of the Colorado and Utah Mining Associations. Mr. Herickhoff received a Bachelor of Science degree in 1964 from St. John’s University, a Master of Science degree in 1966 from St. Cloud State University and attended Kellogg Executive Management Institute at Northwestern University in 1986. Since August 1997, Mr. Herickhoff has served on the Board of Directors of Headwaters, Inc.

Patrick J. Schwartz. Mr. Schwartz has served as President of Raser since June 2006. From 2004 to 2006, Mr. Schwartz served as the Chief Operating Officer and a member of the Board of Directors of Evolution Academy of Utah, LLC, a for-profit organization that he co-founded which specializes in rehabilitation and education of “at-risk” youth. From 2003 to 2004 Mr. Schwartz served as Chief Operating Officer for Quadex Pharmaceuticals, LLC, a privately-held pharmaceutical company that developed and markets VIROXYN (TM), a product marketed to kill the Herpes virus. From 1999 to 2002, Mr. Schwartz took a three-year sabbatical to serve as a Mission President for The Church of Jesus Christ of Latter-day Saints. After completing his sabbatical as Mission President, Mr. Schwartz consulted for various companies until 2003. Prior to 1999, Mr. Schwartz served as an executive with the Huntsman Corporation, where he was employed for approximately 25 years. His responsibilities at Huntsman included executive leadership of the global “Styrenics” business during 1998, acting Managing Director of the Huntsman Southeast Asian joint-venture during 1997 and Managing Director responsible for European Operations from 1990 to 1996.

Martin F. Petersen. Mr. Petersen has served as Chief Financial Officer of the Company since January 2007. From 2005 to 2006, Mr. Petersen was a consultant to The Event Source, a government contractor in Iraq. From 2003 to 2005, he was the Chief Financial Officer of The Event Source. From 2001 to 2002, he was the Chief Financial Officer of Found, Inc., a venture-backed software company. From 2000 to 2001, he was Chief Financial Officer of TenFold Corporation, a publicly traded enterprise software development company. He also served as Vice President and Treasurer of Huntsman Corporation, a large, global chemical company. Prior to Huntsman, he was a Vice President in the Investment Banking Division of Merrill Lynch & Co. He has an MBA degree from the University of Chicago, and a BA degree from Brigham Young University.

Richard D. Clayton. Mr. Clayton has served as General Counsel and Secretary since March 2007. From 2001 to 2007, Mr. Clayton practiced corporate law with Holland & Hart, LLP, specializing in mergers and acquisitions, corporate finance, and corporate governance. He also served as a member of the board of directors and executive vice president of Geneva Steel Company (NYSE listed), where his responsibilities included corporate finance, capital projects, energy and environmental matters. Mr. Clayton received BS degrees in accounting and finance from the University of Utah, and a JD degree from the University of Utah.

Steven R. Brown. Mr. Brown joined Raser in January 2007 as Vice President of Construction and has an extensive background in the start-up of technology based companies and project management of complicated and diverse projects. In May 2008, Mr. Brown was promoted to Executive Vice President of Construction. From June 2000 until he joined Raser, he was the owner operator of Construction Management Services, Inc. where he provided consulting services to government agencies, private owners, banks, law firms, and contractors throughout the United States. These services included engineering, construction management, on-site owner representation, cost estimating, scheduling, and construction claim litigation preparation and expert witness testimony. Mr. Brown also served as Senior Vice President at Headwaters and was responsible for the development, construction and operations of twenty-four synthetic facilities from 1995 to 2000. The facilities were constructed over a two year period with an investment of $310 million and will generate $2.5 billion of Section 29 tax credits over the ten year period of their operations. Mr. Brown also served on Headwaters’ board of directors and assisted in the formulation and implementation of Headwaters’ technology licensing strategy. Mr. Brown has also been involved with new business development, operations, financial analysis, and business plan development in the telecommunications, mining, engineering and constructions industries. Mr. Brown received his Bachelor of Science in Civil Engineering and Masters of Business Administration from Brigham Young University.

Class I Director Nominees

Reynold Roeder. Mr. Roeder has served as a director of Raser since October 2005 and serves on the Audit Committee (Chairman). Since 2004 until present, he has served as Chief Executive Officer and Co-Owner of LECTRIX, LLC, a North American developer of merchant electrical transmission projects. From 2006 to his retirement in November of 2008 Mr. Roeder was a founder and most recently the CEO of United Fund Advisors LLC, an investment bank specializing in New Market Tax Credit and tax-advantaged energy transactions. From 1981 to 1990, he held various positions with Deloitte & Touche and held CPA certifications in the states of Oregon, New York and California. Mr. Roeder left public accounting to join PacifiCorp Financial Services, Inc. in 1990, and held various officer positions including Assistant Controller, Controller and Vice President. Mr. Roeder’s responsibilities at PacifiCorp Financial Services included compliance and SEC reporting.

Barry G. Markowitz. Mr. Markowitz has served as a director of Raser since November 2005 and serves on the Audit, Nominating and Governance, and Compensation Committees. He retired in December 2004 from serving as president of DTE Energy Services, a sister company to Detroit Edison and a subsidiary of DTE Energy. While at DTE Energy Services, Mr. Markowitz helped to successfully acquire and integrate several businesses and executed major transactions with firms such as General Motors, DaimlerChrysler, Ford, Duke Energy, Kimberly Clark and US Steel. Prior to his position at DTE Energy Services, Mr. Markowitz was a Vice President for the Bechtel Group of Companies, focusing on power industry engineering and construction.

Alan G. Perriton. Mr. Perriton has served as a director of the Company since January 2006. Mr. Perriton spent over 34 years with General Motors in various management roles including executive management assignments in the United States and Asia. Since July 2007 to present, he has been serving as a Mission President for The Church of Jesus Christ of Latter-day Saints in Korea. Mr. Perriton was also Executive in Charge of Strategic Alliances and New Business Development for General Motors Asia Pacific. He held several key procurement management positions within General Motors. In addition, he was named Advisor Materials Management for GM’s Toyota joint venture, New United Motor Manufacturing Inc. (NUMMI). He subsequently became part of the initial team to create the newly formed Saturn division of General Motors in 1985, and held responsibility as President of General Motors Korea from 1996 through 2001. Mr. Perriton currently serves on the Brigham Young University Marriott School of Management National Advisory Council and is a member of the U.S. / Korea business Advisory Council.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This discussion and analysis provides you with an understanding of our executive compensation philosophy, plans and practices, and gives you the context for understanding and evaluating the more specific compensation information contained in the tables and related disclosures that follow.

Overview of Our Compensation Program Philosophy and Process

We are an environmental energy technology company focused on geothermal power development and technology licensing. We operate two business segments: Power Systems and our Transportation & Industrial business. Our Power Systems segment develops clean, renewable geothermal electric power plants and bottom-cycling operations. Our Transportation & Industrial segment focuses on using our Symetron™ family of technologies to improve the efficiency of electric motors, generators and power electronic drives used in electric and hybrid electric vehicle propulsion systems. Through these two business segments, we are employing a “Well to Wheels” strategy in an effort to produce a positive impact on the environment and economically beneficial results for our stockholders. By executing our “Well to Wheels” strategy, we aim to become a producer of clean, geothermal electric power as well as a provider of electric and hybrid-electric vehicle technologies and products.

We strongly believe that our ability to attract and retain a high caliber of executive talent in the marketplace is essential for us to execute the business plans of each of our business segments. In light of the extraordinary challenges facing our business, we believe that our compensation practices play an important part in attracting and retaining the talent necessary to achieve our desired outcomes.

We place great importance on the consistency of our executive management in achieving results that we believe will enhance long-term stockholder value. We believe that using an effective and individualized executive compensation package will serve to attract, motivate and retain highly qualified executive officers and provide them with the opportunity to build a meaningful ownership stake in our Company.

The Compensation Committee is responsible for approving the nature and amount of compensation paid to, and the employment agreements entered into with, our named executive officers, establishing and evaluating performance based goals related to compensation, overseeing our cash bonus and equity based plans, approving guidelines for grants of awards under these plans and determining and overseeing our compensation and benefits policies generally. Compensation Committee members are “independent directors” (as defined under NYSE rules), “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) and “outside directors” (as defined in Section 162(m) of the Internal Revenue Code). When deemed necessary, the Compensation Committee uses the services of an independent compensation consultant to assist it in carrying out its responsibilities.

Each year, the Compensation Committee performs a review of our executive compensation packages and evaluates the performance of our named executive officers. The Compensation Committee reviews the nature and amounts of all elements of the executive officers’ compensation, both separately and in the aggregate, to ensure that both total compensation and its individual components are strongly competitive with respect to similarly-sized public companies in similar industries. The Compensation Committee also reviews each element of the executive officer’s compensation for internal consistency. Finally, the Compensation Committee also reviews the current value of outstanding stock options and share grants (as compared to their grant date value).

Following these reviews, and after taking into account the market data and other considerations described below, the Compensation Committee adjusts the compensation package for each executive officer. In determining individual compensation, the Compensation Committee assesses the executive’s length of service, individual performance and contributions during the year, individual responsibility and role with respect to overall corporate policy-making, management and administration, and the importance of retaining the executive.

Use of Competitive Market Data

The Compensation Committee will periodically refer to readily available market data to compare, or “benchmark,” our compensation levels for our named executive officers. We believe that executive compensation levels from similarly-sized public companies in similar industries provide a comparable range of companies to help ensure that our executive officers are fairly compensated.

The Compensation Committee may review compensation data disclosed in the SEC filings of certain companies’ named executive officers and reviews other available compensation summary data. The Compensation Committee makes comparisons based on functional responsibility to the extent possible.

The Compensation Committee may also use marketplace compensation data to determine the mix provided in each category of compensation (cash and noncash, short-term and long-term). However, the Compensation Committee has not adopted a specific policy or formula to allocate value between the various categories or subcategories of compensation elements. Generally, the Compensation Committee has used a mix more heavily weighted to long-term equity based compensation than the market or our peer groups as a whole. We believe this emphasis closely aligns our named executive officers’ interests with those of our stockholders. We believe this approach is an effective incentive for our executives to be forward-looking and proactive in meeting the challenges presented by the continual changes in our competitive environment. We also believe this approach has significant retention value.

We are aware that the use of “benchmark” surveys has the inherent effect of “ratcheting up” executive compensation. The Compensation Committee does not make any determination of or change to compensation in reaction to market data alone, but rather uses this information periodically as one of many factors, among the several considerations described above, in determining compensation levels.

Elements and Mix of Our Compensation Program

Our executive compensation program for our named executive officers includes the following key components: cash base salary, performance based annual (short-term) cash bonus and long-term equity based compensation in the form of stock options and share grants. In addition, executive officers are eligible to receive certain insurance benefits and participate in employee benefit plans that are generally available to all employees. These elements are the same as or similar to those used by most other similarly-sized public companies.

Although other companies may place great value on certain types of compensation, we have our own perspective on the relative importance and value of each element. For example, we do not offer any pension or other defined benefit-type plans to the executive officers. Our philosophy is that we should achieve profitability as a company prior to paying cash bonuses or providing long-term benefits to our executives.

Base Salary. This element of compensation is necessary to attract and retain employees in an organization. As the basic fixed element of the compensation package, it serves as a baseline measure of an employee’s value. Base salary is the only guaranteed compensation (i.e., not based directly on performance) other than benefits received by an executive officer in exchange for investing the executive’s career with us.

Three of our current named executive officers (CEO, CFO and President) have employment agreements that provide for a base salary with no guaranteed annual increases in base salary. The other named executive officers (General Counsel and Secretary and Executive Vice President of Construction) are employed on an “at-will” basis with no guaranteed annual increase in base salary. However, salary increases may be awarded to any executive officer at the discretion of the Compensation Committee. In establishing the initial base salary level, at the time the agreements were entered into, the Compensation Committee considered prior experience and salary history, job responsibilities, job performance, seniority and market data on base salary levels from various survey sources, and overall inherent risk to executives in public companies. The Compensation Committee also reviewed base salary based on internal comparisons of executives relative to their responsibilities. Any increases during the term of the agreement are generally based on individual performance, the levels of achievement of our performance goals during the tenure of the executive and any increase in duties and responsibilities placed on the executive as a result of our continuing and significant growth.

Cash Bonus Incentive Compensation. Our cash bonus incentive plan, which was designed in consultation with a compensation consultant and approved by our Compensation Committee, provides a variable element to annual (short-term) cash compensation that is tied directly to positive operating cash flow results and overall profitability. This element is needed to complete a competitive total annual cash compensation package. However, it is at risk for performance—no bonus is expected to be paid out unless we achieve positive operating cash flow and operational profitability as described below. This plan puts a significant amount of annual cash compensation at risk and supports our objective that our executive officers balance achieving satisfactory or better current year operating results with achieving long-term profitability. Since we have not achieved profitability, no cash bonuses have been paid since the adoption of the cash bonus incentive plan. For 2009, the Compensation Committee approved that the target bonus for each of the executive officers, should they achieve certain positive cash flow and profitability levels in 2009, pays up to a maximum of 70% to 90% of their annual salary.

Equity Based Incentive Compensation. In our view, one of the most important elements of the executive function is the assessment and management of risk. Our equity based long-term incentive compensation program is the compensation link between the executive officer’s decision making and the long-term outcomes of those decisions. As described in more detail below, our standard vesting schedules require a relatively long holding period before a meaningful portion of the equity based compensation can be realized, allowing time to see the results of the decisions, and providing the market time to react to the results, as well as providing a greater retention value.

In March 2004, our Board of Directors adopted the Raser Technologies, Inc. Amended and Restated 2004 Long-Term Incentive Plan (the “Plan”), and in May 2004, our board recommended and our stockholders approved the Plan. The Plan was adopted to facilitate (1) grants of a wider range of stock incentive awards, including restricted stock, stock appreciation rights, performance shares and performance units, (2) an automatic annual increase to the number of shares of common stock reserved for issuance under the Plan beginning in 2005 equal to the lesser of 1,750,000 shares of common stock, 3% of the outstanding shares of common stock on the first day of each fiscal year, or an amount determined by the Board of Directors, and (3) optional automatic, nondiscretionary annual stock option grants for employees and non-employee directors. As of January 1, 2009, we were authorized to issue up to 9,693,173 shares of common stock pursuant to the Plan.

We believe that a strong reliance on long-term equity based compensation is advantageous because this type of compensation fosters a long-term commitment by executive employees and motivates them to improve the long-term market performance of our stock. In prior years, we attempted to achieve this goal with large share grants to our executives which typically vested over a three-year period. However, certain of those executives resigned when their share grants became substantially vested. Beginning in 2006, the Compensation Committee decided that a more effective way to provide sufficient incentives to retain executive talent was to grant options to purchase our common stock upon initial employment and granting additional options from time to time. The option grant dates are not established to coincide with releases of material non-public information. Rather, the option grant dates are established as the start date of the executive’s employment or the approval date of the Compensation Committee. Options granted to executive officers typically vest over a four to five-year period. We have also amended the options agreement for both granted and to-be-granted options to extend the time which an employee is allowed to exercise their vested options once they leave their employ with the Company. The Compensation Committee considers the base salary, cash bonus incentive plan, and the current Black-Scholes value of the stock options to determine the quantity and vesting period. See the tables below regarding share grants and option grants awarded to our executive officers.

During 2008, the Compensation Committee granted options to named executive officers on three separate occasions. On April 3, 2008, in conjunction with the renewal of Mr. Cook’s three-year employment agreement,

Mr. Cook was granted options to purchase 100,000 shares of our common stock at a strike price of $9.11 per share. The Compensation Committee determined that since Mr. Cook had received options to purchase 100,000 shares of our common stock as incentive based compensation when he began employment in 2004, it would be appropriate to grant the same number of options upon renewal of the employment agreement in 2008.

On May 13, 2008, the Compensation Committee granted options to purchase 225,000 shares of our common stock at a strike price of $9.60 per share to nine employees including two named executive officers. The Compensation Committee determined to award options to purchase 75,000 shares of our common stock to each of Mr. Clayton and Mr. Brown. The option grants were awarded as additional incentive based compensation in conjunction with Mr. Clayton and Mr. Brown becoming Executive Vice Presidents and to bring the number of options held by them more in line with those held by other named executive officers.

On September 16, 2008, the Compensation Committee granted options to purchase 97,500 shares of our common stock at a strike price of $5.13 per share to 41 employees including four named executive officers. The option grants were awarded to the employees as part of a one-time general incentive based compensation grant. Mr. Clayton and Mr. Brown each received options to purchase 3,500 shares of our common stock, and Mr. Petersen and Mr. Schwartz each received options to purchase 3,000 shares of our common stock. The number of options received by each of our executive officers was determined based upon compensation levels and to bring the number of options held by the named executive officers more in line with one another.

Management periodically performs a review of our processes for share grants and stock option grants and exercises under the Plan. We believe that our executive officers have been in compliance with the terms of the Plan as well as applicable legal and tax requirements and accounting principles.

Insurance Benefits. As part of our compensation program, we currently pay all or a portion of the premiums on certain health insurance policies for executive officers. These benefits are also extended to all employees in a non-discriminatory manner.

Perquisites. Executive officers receive an annual allotment of personal time off (“PTO”) based upon the number of years of service and executive level position. All unused PTO at the end of 2008 in excess of 5 days is forfeited by executive officers, except for Mr. Cook and Mr. Schwartz. Mr. Cook receives 30 days PTO annually and is allowed to carryover all unused PTO into the subsequent year. Mr. Schwartz receives 20 days PTO annually and is entitled to be paid, in cash, (at the then current hourly rate) the amount of unused PTO at each anniversary date. At December 31, 2008, Mr. Cook had 16.5 days of unused PTO that were carried forward into 2009. At December 31, 2008, Mr. Schwartz had 5 days of unused PTO that were carried forward into 2009.

Payments in Connection with a Change in Control. All unvested share grants and unvested stock options become immediately vested following a “change in control” of company ownership. There are no other “change in control” provisions associated with executive officer employment agreements.

Emphasis on Performance

As described above, the Compensation Committee has set positive operating cash flow and achieving profitability as the performance metrics for our executive officers to earn annual cash bonuses. Operating cash flow is defined as earnings before interest, taxes, depreciation and amortization (“EBITDA”) and is adjusted to include tax equity development fee distributions paid from the geothermal projects to the Raser parent company. As such, it eliminates the significant level of non-cash depreciation and amortization expense that results from the capital intensive nature of our business and proprietary requirements to safeguard our patents and trademarks. EBITDA is also unaffected by our capital structure or investment activities. Since a significant portion of our benefit is anticipated to come from distributions paid by tax equity partners of our geothermal projects, we believe it is important to capture this in our EBITDA measurement. Our Compensation Committee uses this measure in evaluating our operating performance. We believe that operating cash flow is also useful to investors as it is one of the bases for comparing our operating performance with other companies in our industries, although our measure of operating cash flow may not be directly comparable to similar measures used by other companies. For these reasons, the Compensation Committee believes that EBITDA is the best overall measure of our performance that can be controlled by the decision making of our executives. We also believe that measuring performance at the Company level and not at the individual level is appropriate, because our executive group needs to operate as a team to achieve our objectives.

Generally, the Compensation Committee does not base compensation levels or awards directly on our stock price performance because it believes that it is not equitable to tie such compensation levels or awards on performance rewards based on a quantitative metric that management cannot directly control. Moreover, a close relationship between compensation levels and our stock price could lead to an undesirable focus on short-term results. However, the Compensation Committee does periodically review benchmark data comparing our stock price performance to that of similarly-sized public companies, and does consider this information in a general way in setting compensation levels each year. In addition, because a material portion of compensation for named executive officers is normally in the form of stock-based incentives, a significant portion of each executive’s compensation is inherently tied to stock price movement.

Emphasis on Long-Term Stock Ownership

Vesting of Equity Based Incentive Compensation. We seek to achieve the long-term objectives of equity compensation in part by extending the vesting period for options over a longer time period than what we believe to be the case in many other public companies. For example, with respect to the stock options granted to our named executive officers during 2008, 100% vest quarterly over five years. Between 10% and 20% of prior year option grants have vested immediately while 80% to 90% vest ratably over four to five years. Prior years share grants have vested over three to four years.

Policies Regarding Hedging and Insider Trading. Our policy prohibits any executive officer from buying or selling any Company securities or options or derivatives with respect to Company securities without obtaining prior approval from one of our Compliance Officers. This policy is designed to reduce the risk that an executive will trade in our securities at a time when he or she is in possession of inside information or could be deemed to be in possession of inside information. Our policy prohibits hedging except “in exceptional and limited circumstances approved by the Nominating and Governance Committee of the Board of Directors of the Company in its sole and absolute discretion. Investing in derivatives of the Company’s securities may be permitted, provided that any such investment is subject to compliance with the Company’s pre-clearance process set forth in the policy.” Federal securities laws prohibit our executive officers, directors and 10% stockholders from selling “short” our stock.

Tax and Accounting Considerations

The Compensation Committee periodically reviews our compensation practices for purposes of obtaining the maximum tax deductibility of compensation paid, consistent with our employment agreement contractual commitments, and as one factor in our compensation philosophy. From time to time, the Compensation Committee has awarded, and may in the future award, compensation that is not fully deductible if it determines that such award is consistent with this philosophy and is in the best interests of the Company and its stockholders. The Compensation Committee also endeavors to ensure that any compensation that could be characterized as non-qualified deferred compensation complies with Section 409A of the Internal Revenue Code. Such endeavors may include amending existing compensatory arrangements.

The Compensation Committee also takes into account the accounting treatment of compensation elements in determining types or levels of compensation for our executive officers.

Other Considerations

The Compensation Committee does not take into account aggregate amounts realized or realizable from prior years’ compensation when making decisions regarding current compensation levels. The Compensation Committee believes that in order to maintain the best group of executives to lead the Company, we need to provide individualized compensation packages which are highly competitive with the marketplace and reward performance. High-quality executive talent with the experience and capabilities sought by us is scarce. The Compensation Committee believes that if we could not provide attractive compensation packages to each executive, there would be unnecessary risk to stockholder value. Conversely, to reduce current year compensation below competitive levels is seen by the Compensation Committee as counterproductive.

Role of Named Executive Officers in the Compensation Process. As part of their job responsibilities, certain of our named executive officers participate in gathering and presenting facts related to compensation and benefit matters as requested by the Compensation Committee, and in formulating and making recommendations to the Compensation Committee in these areas. The executives, together with our employees who work in the compensation area and the compensation consultants, also conduct research with other expert sources to keep abreast of developments in these areas. All decisions, however, regarding the compensation of our executive officers are made by the Compensation Committee which consists entirely of independent members of the Board of Directors.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the foregoing compensation discussion and analysis with management. Based upon our review and discussions, the Compensation Committee has recommended to the Board of Directors that the compensation discussion and analysis be included in this proxy statement for filing with the U.S. Securities and Exchange Commission.

THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS

Barry G. Markowitz (Committee Chair)

James A. Herickhoff

Scott E. Doughman

Summary Compensation Table for Fiscal Year 2008

(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)	(e) Stock Awards ($) (6)	(f) Option Awards ($) (6)	(g) Non-Equity Incentive Plan Compensation ($)	(h) Changes in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	(i) All Other Compensation ($)	(j) Total ($)
Brent M. Cook (1)	2008	$247,500	$—	$—	$298,993	$—	$—	$19,533	$566,026
Chief Executive Officer (principal executive officer)	2007	$220,000	$—	$—	$371,543	$—	$—	$1,200	$592,743
	2006	$220,000	$—	$—	$185,616	$—	$—	$1,200	$406,816

Patrick Schwartz (2)	2008	$186,850	$—	$—	$352,019	$—	$—	$1,200	$540,069
President	2007	$185,000	$—	$—	$527,121	$—	$—	$16,617	$728,738
	2006	$95,346	$—	$—	$546,644	$—	$—	$600	$642,590

Martin F. Petersen (3)	2008	$186,850	$—	$—	$287,670	$—	$—	$1,200	$475,720
Chief Financial Officer (principal financial and accounting officer)	2007	$181,458	$—	$—	$633,014	$—	$—	$1,200	$815,672
	2006	$—	$—	$—	$—	$—	$—	$—	$—

Richard D. Clayton (4)	2008	$172,763	$—	$—	$142,989	$—	$—	$1,200	$316,952
General Counsel, Secretary	2007	$133,882	$—	$—	$136,027	$—	$—	$900	$270,809
	2006	$—	$—	$—	$—	$—	$—	$—	$—

Steven R. Brown (5)	2008	$156,375	$—	$—	$207,258	$—	$—	$1,200	$364,833
Executive Vice President	2007	$147,083	$—	$—	$53,978	$—	$—	$1,150	$202,211
	2006	$—	$—	$—	$—	$—	$—	$—	$—

(1)	Brent M. Cook joined the Company in January 2005 and received a base salary of $220,000 until 2008 when his annual base salary was increased to $250,000. Mr. Cook does not receive any additional compensation for serving as a member of our Board of Directors. During 2008, Mr. Cook also received a PTO payout in accordance with his previous employment contract which is included in all other compensation column (i) above totaling $18,333.

(2)	Patrick J. Schwartz began employment in June 2006 and received compensation of $95,346 over a period of six months, which equated to an annualized base salary of $185,000. During 2008, the annual base salary of Mr. Schwartz increased to $192,400.

(3)	Martin F. Petersen began employment in January 2007 and received compensation of $181,458 during 2007, which equated to an annualized base salary of $185,000. During 2008, the annual base salary of Mr. Petersen increased to $192,400.

(4)	Richard D. Clayton began employment in March 2007 and received compensation of $133,882, which equated to an annualized base salary of $170,000. During 2008, the annual base salary of Mr. Clayton increased to $181,050.

(5)	Steven R. Brown began employment in January 2007 and received compensation of $147,083 (including a signing bonus of $15,000), which equated to an annualized base salary of $145,000. During 2008, the annual base salary of Mr. Brown increased to $168,000.

(6)	Columns (e) and (f) represent the dollar amount recognized for financial statement reporting purposes with respect to the 2008, 2007 and 2006 fair value of the stock awards and option awards to purchase our common stock in accordance with Statement of Financial Accounting Standard 123R “Share Based Payment” (“SFAS 123R”). Under SEC rules relating to executive compensation disclosure, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. Fair values relating to share grants have been determined under SFAS 123R and were calculated using the common stock closing price on the date of grant and multiplying that price by the number of shares subject to the share grant. The equity-based compensation expense relating to the stock grants is recognized over the requisite service period of the grant. See “Grants in 2008 of Plan Based Awards” table below. For option awards, we utilize the Black-Scholes option-pricing model to determine the fair value on the date of the grant multiplied by the number of options subject to the option grants in accordance with SFAS 123R. The equity-based compensation expense relating to the stock option grants is recognized over the requisite service period of the grant. For information on the assumptions used to calculate the fair value of stock option grants, refer to Footnote 2, “Summary of Significant Accounting Policies,” to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, as amended. These amounts reflect our accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the executive officers. No stock option awards received by our named executives above were forfeited or cancelled during 2008.

Grants in 2008 of Plan-Based Awards

The following table provides information about equity and non-equity awards granted to our named executive officers in 2008, as follows (1) the grant date for equity awards; (2) the estimated future payouts under non-equity incentive plan awards; (3) the estimated future payouts under equity incentive plan awards which consist of performance based options to purchase shares of our common stock; (4) all other share awards and option awards, which includes the number of shares underlying such stock option awards; (5) the exercise price of the stock option awards, which reflects the closing price of our common stock on the date of grant; and (6) the grant date fair value of each equity award computed under SFAS 123R.

Name (a)	Grant Date (b)	Estimated Future Payments Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Share Awards: Number of Shares or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)		Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Brent M. Cook	—	$21,900	$87,500	$175,000	—	—	—	—
	04/03/08				—	—	—	—	100,000	(2)	$9.11	$722,500
	09/10/08				—	—	—	—				$55,035	(5)

Patrick J. Schwartz	—	$21,500	$87,000	$173,000
	09/10/08				—	—	—	—				$30,575	(5)
	09/16/08				—	—	—	—	3,000	(4)	$5.13	$12,105

Martin F. Petersen	—	$19,250	$77,000	$154,000
	09/10/08				—	—	—	—				$30,575	(5)
	09/16/08				—	—	—	—	3,000	(4)	$5.13	$12,105

Richard D. Clayton	—	$18,000	$72,000	$145,000
	05/13/08				—	—	—	—	75,000	(3)	$9.60	$572,768
	09/10/08				—	—	—	—				$23,237	(5)
	09/16/08				—	—	—	—	3,500	(4)	$5.13	$14,123

Steven R. Brown	—	$16,750	$67,000	$134,000
	05/13/08				—	—	—	—	75,000	(3)	$9.60	$572,768
	09/10/08				—	—	—	—				$15,288	(5)
	09/16/08				—	—	—	—	3,500	(4)	$5.13	$14,123

(1)	Represents the minimum, target, and maximum annual non-equity performance based bonus awards available to our named executive officers during 2008. The actual amounts earned with respect to these bonuses were zero as reflected in the “Summary Compensation Table” for 2008 above under the “Non-Equity Incentive Plan Compensation” column. Bonus amounts were determined based upon the achievement of positive cash flow and operating profitability (calculated as earnings before interest, taxes, depreciation and amortization). Since we did not achieve positive cash flow and operating profitability during 2008, a non-equity incentive plan bonus was not paid.

(2)	On April 3, 2008, the Compensation Committee of our Board of Directors awarded Mr. Cook 100,000 options to purchase shares of our common stock. The stock option grant provided for 5,000 options to vest each three months until April 3, 2013.

(3)	On May 13, 2008, the Compensation Committee of our Board of Directors awarded Mr. Clayton and Mr. Brown 75,000 options each to purchase shares of our common stock. The stock option grants provided for 3,750 options to vest each three months until May 13, 2013.

(4)	On September 16, 2008, the Compensation Committee of our Board of Directors awarded Mr. Schwartz, Mr. Petersen, Mr. Clayton, and Mr. Brown as part of a general corporate award options to purchase shares of our common stock totaling 3,000, 3,000, 3,500, and 3,500, respectively. The stock option grants provided for 150,150,175 and 175 options, respectively, to vest each three months until September 16, 2013.

(5)	On September 10, 2008, the Compensation Committee of our Board of Directors modified the post employment exercise terms of our outstanding inventive plan based options to extend the term of expiration of vested options after termination of employment from 90 days to a period determined based upon length of employment. Employees working between zero and two years may exercise vested options up to one year after termination of employment. For each year of employment in excess of two years, the employee may exercise vested options up to the same number of years that the employee was employed, rounded down to the nearest year. Because of this modification, we incurred additional equity based compensation expense for both vested and unvested options in accordance with SFAS 123(R) as presented in the table above.

Outstanding Equity Awards at December 31, 2008

The following table provides information on the current holdings of stock options and stock awards by our named executive officers. This table includes unexercised, vested and unvested option awards (see columns (b), (c), (d), (e), and (f)) and unvested stock awards (see column (g)). The vesting schedules for these grants are disclosed in the footnotes to this table. The market value of the stock awards is based upon the closing market price of a share of our common stock as of December 31, 2008, which was $3.73 per share.

Name (a)	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unvested Options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Brent M. Cook	100,000	—		—		$4.15	10/5/2014	—	—	—	—
	100,000	150,000	(1)	—		$5.01	2/16/2017	—	—	—	—
	10,000	90,000	(2)	—		$9.11	4/3/2018	—	—	—	—

Patrick J. Schwartz	160,000	90,000	(3)	—		$8.98	6/26/2016	—	—	—	—
	150	2,850	(4)	—		$5.13	9/16/2018	—	—	—	—

Martin F. Petersen	115,000	135,000	(5)	—		$7.25	1/8/2017	—	—	—	—
	150	2,850	(4)	—		$5.13	9/16/2018	—	—	—	—

Richard D. Clayton	53,250	61,750	(6)	—		$4.94	3/19/2017	—	—	—	—
	7,500	67,500	(7)	—		$9.60	5/13/2018	—	—	—	—
	175	3,325	(8)	—		$5.13	9/16/2018	—	—	—	—

Steven R. Brown	17,500	32,500	(9)	—		$7.25	1/8/2017	—	—	—	—
	7,500	67,500	(7)	—		$9.60	5/13/2018	—	—	—	—
	175	3,325	(8)	—		$5.13	9/16/2018	—	—	—	—
	—	—		50,000	(10)	$7.20	5/31/2017	—	—	—	—

(1)	50,000 shares underlying the options vest annually on February 16, 2009, 2010 and 2011.

(2)	5,000 shares underlying the options vest quarterly until April 3, 2013.

(3)	45,000 shares underlying the options vest annually on June 27, 2009 and 2010.

(4)	150 shares underlying the options vest quarterly until September 16, 2013.

(5)	45,000 shares underlying the options vest on January 8, 2009, 2010 and 2011.

(6)	4,750 shares underlying the options vest quarterly from March 19, 2009 to March 19, 2012.

(7)	3,750 shares underlying the options vest quarterly until May 13, 2013.

(8)	175 shares underlying the options vest quarterly until September 16, 2013.

(9)	2,500 shares underlying the options vest quarterly until January 8, 2012.

(10)	50,000 shares underlying the options contingently vest upon successfully placing each of our first three geothermal power plants in service. 16,666 shares underlying the options vest for the first plant placed in services, 16,667 shares underlying the options vest for the second plant placed in service and 16,667 shares underlying the options vest for the third plant placed in service. As of December 31, 2008, none of these performance based options have vested.

Options Exercised and Stock Vested in 2008

The following table provides information, for each named executive officer, on (1) stock option exercises during 2008, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares resulting from vesting of stock grants and the value realized each before payment of any applicable withholding tax.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Brent M. Cook	—	$—	—	$—
Patrick Schwartz	—	$—	—	$—
Martin F. Petersen	—	$—	—	$—
Richard D. Clayton	—	$—	—	$—
Steven R. Brown	—	$—	—	$—

Employment Contracts and Change in Control Arrangements

Except as indicated below, there are no employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any director or executive officer that would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with the Company or any subsidiary, any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company. All options will automatically vest in full upon a change in control of the Company as defined in the option agreements. If a change in control in our company had occurred as of December 31, 2008, 240,000 unvested options for Mr. Cook would have vested immediately; 92,850 unvested options for Mr. Schwartz would have vested immediately; 137,850 unvested options for Mr. Petersen would have vested immediately; 132,575 unvested options for Mr. Clayton would have vested immediately; and 103,325 unvested options for Mr. Brown would have vested immediately. In addition, upon the termination of employment of Mr. Cook, Mr. Schwartz, and Mr. Petersen, each of these executive officers is currently entitled to severance payments totaling $250,000 for Mr. Cook, $100,640 for Mr. Schwartz, and $96,200 for Mr. Petersen.

Agreements with our Named Executive Officers

The following is a description of selected terms of the agreements that we have entered into with our named executive officers, as such terms relate to the compensation reported and described in this proxy statement.

Employment Agreement with Brent M. Cook

Base Salary. The agreement provides for an annual salary of $250,000 from inception of this agreement on February 1, 2008 through the term of the agreement ending January 31, 2011, unless the agreement is terminated earlier as a result of a termination of Mr. Cook’s employment. The agreement provides for annual compensation reviews for comparable positions at public companies. If Mr. Cook does not continue employment with us after the termination of the agreement, Mr. Cook shall receive the sum of one year’s annual base salary in effect at the time of termination plus the annualized average of any incentive bonus payments made during the period of employment prior to Mr. Cook’s termination.

Bonus. The agreement provides that Mr. Cook is eligible to participate in an incentive bonus pursuant to our bonus plan, and participate in a deferred compensation plan that may be in effect from time to time. During the term of the agreement, Mr. Cook’s bonus opportunity, expressed as a percentage of base salary, will be established by the Compensation Committee at not more than 70% if all performance targets are achieved.

Equity-Based Incentive Awards. The agreement provides that Mr. Cook is eligible to receive additional options to purchase our common stock during the period of employment pursuant to a stock option plan that may be in effect from time to time.

Perquisites. The agreement provides that during the period of employment, that any unused vacation time may be carried over from year to year.

Employment Agreement with Patrick Schwartz

The original term of Mr. Schwartz’s agreement ended in June 2008. However, certain of the provisions of that agreement have been extended. Mr. Schwartz is an at-will employee entitled to an annual salary, incentive bonus with criteria established by the Compensation Committee, eligibility to receive additional options to purchase our common stock, severance pay totaling six months of salary and certain perquisites such as PTO and the ability to receive cash for unused PTO at each anniversary date.

Employment Agreement with Martin F. Petersen

Mr. Petersen is an at-will employee with an employment agreement that covers the duration of his employment, which entitles him to an annual salary, incentive bonus with criteria established by the Compensation Committee, eligibility to receive additional options to purchase our common stock, severance pay totaling six months of salary and certain perquisites such as vacation time each year.

Non-Competition and Confidentiality

Employees agree that for a period of two years after the termination of employment they will not directly compete with us or our business within the continental United States of America. The employees agree to hold in confidence for our benefit all secrets or confidential information, knowledge, or data relating to us or any of our affiliated companies or subsidiaries.

COMPENSATION OF DIRECTORS

Compensation of the Chairman

Mr. Kraig T. Higginson has served as our Chairman and a director since 2003. In addition, Mr. Higginson served as our President from October 2003 to March 2004 and as our Chief Executive Officer from March 2004 to January 2005. Subsequent to January 2005, Mr. Higginson has continued to serve as a full time employee and has served as our Chairman. His duties as our employee consist primarily of providing support and advice to our executive officers as well as helping structure capital transactions and work with investors.

Because Mr. Higginson continues to serve as an employee, he does not receive any additional compensation for his services as a director. During 2008, Mr. Higginson received a salary of $180,000. Since inception of our Amended and Restated 2004 Long-Term Incentive Plan During 2008, Mr. Higginson has not received any share grants or stock option grants. Accordingly, Mr. Higginson did not have any outstanding equity awards at December 31, 2008.

Compensation of Other Directors

Consistent with similarly-sized public companies in similar industries, we offer compensation to the non-employee members of our Board of Directors. Directors who are our employees do not receive any fees for their services as directors. The Compensation Committee approved cash compensation for non-employee directors. The director compensation is based upon a review of compensation levels for outside directors at comparable, similarly-sized, public companies that occurred in 2006. Accordingly, based upon the review, each non-employee director receives an $8,000 annual retainer ($2,000 quarterly). Additionally, each non-employee director receives annual Board meeting fees totaling $10,000 ($2,500 quarterly) and annual Committee fees totaling $15,000 ($3,750 quarterly). Mr. Markowitz receives an annual fee of $5,000 ($1,250 quarterly) in his capacity as the chairperson of the Compensation Committee. Mr. Herickhoff receives an annual fee of $5,000 ($1,250 quarterly) in his capacity as the chairperson of the Nominating and Governance Committee. Mr. Roeder receives an annual fee of $15,000 ($3,750 quarterly) in his capacity as chairperson of the Audit Committee.

Non-employee directors and employee directors are reimbursed for travel expenses for meetings attended.

On July 3, 2006, the Compensation Committee of the Board of Directors approved a new compensation plan for our outside directors. The standard equity package pursuant to the new plan consists of common stock awards varying in quantity from year to year based upon the nominal fair value of $95,000 of the total shares granted as of the date of each Annual Meeting of Stockholders (each actual share award is rounded to the nearest round lot of 100 shares). Current outside directors are allowed to transition to the new compensation plan by making an election within 30 days of the plan’s adoption by the Compensation Committee or the Annual Meeting of Stockholders in subsequent years. Any director who elects to adopt the new plan will retain all options vested up to that point under previous compensation arrangements and forfeit all unvested options.

On December 1, 2008, the Board of Directors appointed Scott Doughman as a special advisor to the Company for a four month period ending March 31, 2009, to evaluate specific proposals for strategic transactions. Mr. Doughman was paid $10,000 per month and was granted 5,000 stock options vesting over a one year period and having a ten year term.

Director Compensation Table for Fiscal Year 2008

The following table sets forth specified information regarding the compensation for 2008 of our non-employee directors. Our employee directors, Messrs. Brent M. Cook and Kraig T. Higginson, do not receive any compensation for their services as directors. Because Mr. Perriton is currently living in Korea and serving as a Mission President for The Church of Jesus Christ of Latter-day Saints, he can participate in Board and Committee meetings only occasionally and only telephonically. As a result, Mr. Perriton did not receive any compensation for his service as a director during 2008.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Options Awards ($) (d) (7)(8)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension and Nonqualified Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Kraig T. Higginson	$—	$—	$—	$—	$—	$—	$—
Scott E. Doughman (1)	$29,565	$55,140	$3,610	$—	$—	$—	$88,315
James A. Herickhoff (2)	$35,500	$103,463	$4,077	$—	$—	$—	$143,040
Barry G. Markowitz (3)	$38,000	$103,273	$1,835	$—	$—	$—	$143,108
Reynold Roeder (4)	$48,000	$—	$216,254	$—	$—	$—	$264,254
Alan Perriton (5)	$—	$—	$283,298	$—	$—	$—	$283,298
Lee A. Daniels (resigned in May 2008) (6)	$19,000	$48,132	$12,230	$—	$—	$—	$79,362

(1)	On May 28, 2008, Mr. Doughman received a stock award in accordance with the new compensation plan described above. Accordingly, Mr. Doughman was granted 9,500 shares that will vest and be delivered on May 28, 2009, one year after the 2008 Annual Meeting of Stockholders. The fair value of the stock award was computed based upon the closing market price of our common stock on the grant date totaling $94,525. On December 5, 2008, Mr. Doughman was granted 5,000 options to purchase shares of our common stock. The strike price of the options was determined as the closing market price on the grant date, or $3.55 per share. The fair value of the 5,000 options on the grant date computed using the Black-Scholes option-pricing model was $14,438. The aggregate number of Mr. Doughman’s unexercised option awards outstanding at December 31, 2008 totaled 5,000.

(2)	On May 28, 2008, Mr. Herickhoff received a stock award in accordance with the new compensation plan described above. Accordingly, Mr. Herickhoff was granted 9,500 shares that will vest and be delivered on May 28, 2009, one year after the 2008 Annual Meeting of Stockholders. The fair value of the stock award was computed based upon the closing market price of our common stock on the grant date totaling $94,525. No options were granted to Mr. Herickhoff during 2008. The aggregate number of Mr. Herickhoff’s unexercised options at December 31, 2008 totaled 33,333.

(3)	On May 28, 2008, Mr. Markowitz received a stock award in accordance with the new compensation plan described above. Accordingly, Mr. Markowitz was granted 9,500 shares that will vest and be delivered on May 28, 2009, one year after the 2008 Annual Meeting of Stockholders. The fair value of the stock award was computed based upon the closing market price of our common stock on the grant date totaling $94,525. No options were granted to Mr. Markowitz during 2008. The aggregate number of Mr. Markowitz’s unexercised options at December 31, 2008 totaled 15,000.

(4)	No shares or options were granted to Mr. Roeder during 2008. The aggregate number of Mr. Roeder’s unexercised options at December 31, 2008 totaled 100,000.

(5)	No shares or options were granted to Mr. Perriton during 2008. The aggregate number of Mr. Perriton’s unexercised options at December 31, 2008 totaled 105,000.

(6)	No shares or options were granted to Mr. Daniels during 2008. The aggregate number of Mr. Daniels’ unexercised options at December 31, 2008 totaled 100,000.

(7)

On September 10, 2008, the Compensation Committee of our Board of Directors modified the post termination exercise terms of our outstanding incentive plan based options to extend the term of expiration of vested options after termination of service as a member of the Board of Directors from 90 days to a period determined based upon length of service. Directors who have served on the Board of Directors between zero and two years may exercise vested options up to one year after termination or resignation from the Board of Directors. For each year of service in excess of two years, the director may exercise vested options up to the same number of years that the director was a member of the Board of Directors, rounded down to the nearest year. Because of this modification, we incurred additional equity based compensation expense for both vested and unvested options in accordance with Statement of Financial Accounting

Standard 123R “Share Based Payment” (“SFAS 123R”) for Mr. Herickhoff totaling $4,077; Mr. Markowitz totaling $1,835; Mr. Roeder totaling $12,230; Mr. Perriton totaling $12,842; and Mr. Daniels totaling $12,230 as presented in the table above.

(8)	Column (d) represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fair value of the stock option awards to purchase our common stock in accordance with SFAS 123(R). Under SEC rules relating to executive compensation disclosure, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. Fair values relating to option awards are computed using the Black-Scholes option-pricing model to determine the fair value on the date of the grant multiplied by the number of options subject to the option grants in accordance with SFAS 123R. The equity-based compensation expense relating to the stock option grants is recognized over the requisite service period of the grant. For information on the assumptions used to calculate the fair value of stock option grants, refer to Footnote 2, “Summary of Significant Accounting Policies,” to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, as amended. These amounts reflect our accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the executive officers. No stock option awards received by our directors above were forfeited or cancelled during 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

Under the rules of the SEC, public issuers, such as Raser, must disclose certain “Related Party Transactions.” These are transactions in which Raser is a participant where the amount involved exceeds $120,000, and a director, executive officer or holder of more than 5% of our common stock has a direct or indirect material interest.

Raser has adopted a written policy requiring that each director or executive officer involved in such a transaction notify the Chief Executive Officer and Chief Financial Officer and that each such transaction be approved by the Audit Committee.

In determining whether to approve a Related Party Transaction, the Audit Committee will consider the following factors, among others, to the extent relevant to the Related Party Transaction:

•

The Audit Committee finds that there is a compelling business reason to approve the transaction, taking into account such factors as the absence of other unrelated parties to perform similar work for a similar price within a similar timeframe; and

•

The Audit Committee finds that it has been fully informed of all significant conflicts that may exist or otherwise arise on account of the transaction, and it believes, nonetheless, that the Company is warranted entering into the Related Party Transaction and has developed an appropriate plan to manage the potential conflicts of interest.

Related Party Transactions

In 2008, there was one Related Party Transaction under the relevant standards: on January 27, 2009, we entered into an Unsecured Line of Credit Agreement and Promissory Note (the “Line of Credit”), among Radion Energy, LLC (“Radion”), Ocean Fund, LLC (“Ocean Fund”), Primary Colors, LLC (“Primary Colors”) and R. Thomas Bailey, an individual (collectively, the “Lenders”). Pursuant to the Line of Credit, we may borrow up to $15.0 million, subject to the final approval of each advance by the Lenders. Radion committed $7.2 million and is controlled by our Chairman of the Board of Directors, Kraig Higginson.

We obtained the Line of Credit in order to provide working capital for general corporate purposes. We expect that borrowings under the Line of Credit will be repaid primarily with proceeds from other financing arrangements we intend to secure in connection with the development of our geothermal power projects. Under the Line of Credit, advances are subject to the final approval of the Lenders, and amounts borrowed under the Line of Credit accrue interest at the rate of 10% per annum. Unless the Lenders agree to a later date, the Line of Credit will mature and amounts borrowed must be repaid by November 15, 2009 or earlier if certain financing arrangements for the development of our geothermal power projects are completed and placed in service.

Under the Line of Credit, each Lender receives warrants (the “Warrant”) to purchase our common stock for each advance of funds made under the Line of Credit. The number of shares underlying each Warrant is equal to 50% of the total amounts funded by the applicable Lender divided by the closing price of our common stock on the date of the advance. The Warrants will have an exercise price of $6.00 per share.

As of March 31, 2009, we had borrowed $3.3 million from Radion under the Line of Credit. Interest payable on the amount borrowed totals $13,600. Accordingly, Radion has received approximately 461,000 warrants to purchase our common stock at a strike price of $6.00 per share as a result of the amount borrowed.

The Audit Committee reviewed and approved this transaction under the Company’s Related Party Transactions Policy. No other Related Party Transactions occurred during fiscal year 2008.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Raser is committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board of Directors is comprised of seven (7) directors and maintains the following three standing committees: Audit Committee; Compensation Committee; and Nominating and Governance Committee. Each of these committees has a written charter approved by the Board. These charters are available on our website at www.rasertech.com. We will also furnish copies of our charters to any person who requests them. Requests for copies should be directed to the Secretary, 5152 North Edgewood Drive, Suite 200, Provo, Utah 84604. The Board of Directors has determined that each of our five non-employee directors has no material relationship with the Company and is independent within the meaning of the NYSE’s corporate governance listing standards and the rules of the SEC. The membership as of the date of this proxy statement and the function of each of the standing committees are described below.

Name of Director	Audit Committee		Compensation Committee		Nominating and Governance Committee
Non-Employee Independent Directors:
Scott E. Doughman			X
James A. Herickhoff	X		X		X	*
Reynold Roeder	X	*
Barry G. Markowitz	X		X	*	X
Alan G. Perriton
Lee A. Daniels (resigned effective May 2008)	X		X	**	X
Employee Directors:
Kraig T. Higginson
Brent M. Cook

X = Committee Member	* = Chairperson	** = Former Chairperson

Our Board of Directors held seven meetings during the fiscal year ended December 31, 2008 (the “Last Fiscal Year”). Each director attended at least 75% of all Board of Directors and applicable committee meetings except for Mr. Perriton. Mr. Perriton currently resides in Korea as a Mission President for The Church of Jesus Christ of Latter-day Saints and can participate in Board and Committee meetings only occasionally and only telephonically. The Board of Directors has decided to exempt Mr. Perriton from minimum meeting attendance requirements until he completes his three-year mission in Korea. The Board of Directors encourages its members to attend annual meetings of stockholders of Raser. All elected directors attended the 2008 Annual Meeting of Stockholders except for Mr. Perriton.

Executive Sessions of the Board

In accordance with our corporate governance guidelines, the non-management directors meet in executive session without management at least once a year. The Chairperson of our Nominating and Governance Committee is the presiding Director at these sessions.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary responsibility of the Audit Committee is to oversee the accounting and financial reporting processes of Raser and report the financial results to the Board of Directors. The current members of the Audit Committee are Reynold Roeder (Chair), James A. Herickhoff and Barry G. Markowitz. The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of the financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications, independence and performance, and internal accounting and financial controls and reporting practices. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement of Raser; annually reviews the Audit Committee’s charter and the Audit Committee’s performance; appoints, evaluates and approves the compensation of our independent registered public accountants; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews our disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on the financial statements of Raser. The Audit Committee works closely with management as well as our independent auditors. The Audit Committee also has the authority to obtain advice and assistance from, and receive appropriate funding from Raser for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

Our Board of Directors has determined that each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership. Also, our Board of Directors has determined that Reynold Roeder, an independent member of the Board of Directors, qualifies as an “audit committee financial expert,” as defined in the rules and regulations of the SEC and in accordance with the corporate governance standards of the New York Stock Exchange (NYSE).

The report of the Audit Committee is included on page 28 of this proxy statement. The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The Audit Committee Charter is available on our website at www.rasertech.com.

Compensation Committee

The Compensation Committee assists the Board of Directors in discharging its responsibilities relating to the compensation of our executive officers and directors. The Compensation Committee consists of three independent directors, Mr. Markowitz (Chairman), Mr. Herickhoff, and Mr. Doughman. During 2008, Mr. Lee Daniels resigned as a member of the Board of Directors to accept a voluntary position as a Mission President for The Church of Jesus Christ of Latter-day Saints in Japan. At that time, Mr. Daniels also resigned his position as the Chairman of the Compensation Committee. None of our executive officers serve as members of the Compensation Committee. The Compensation Committee determines, approves and reports to the Board of Directors on all elements of compensation for our executive officers, including salaries, bonuses, stock option grants, and other benefits and compensation arrangements. The Compensation Committee provides general oversight of our compensation structure and also has the authority to make grants under and otherwise administer our equity compensation plans.

The report of the Compensation Committee is included on page 17 of this proxy statement. The Compensation Committee Charter is available on our website at www.rasertech.com.

Nominating and Governance Committee

The Nominating and Governance Committee assists our Board of Directors in fulfilling its responsibilities with respect to corporate governance of Raser. The Nominating and Governance Committee is responsible for developing and recommending to the Board of Directors the governance principles applicable to Raser; overseeing the evaluation of the Board of Directors and management of Raser; recommending to the Board of Directors director nominees for each committee; and assisting the Board of Directors in identifying prospective director nominees and determining the director nominees for election at annual meetings of stockholders of Raser. Among other things, the Nominating and Governance Committee determines the criteria for qualification and selection of directors for election to the Board of Directors; oversees the organization of the Board of

Directors with a view to facilitating the Board of Directors’ proper and efficient discharge of its duties and responsibilities; and identifies best practices in the area of corporate governance principles, including giving proper attention and providing effective responses to stockholder concerns regarding corporate governance. Other specific duties and responsibilities of the Nominating and Governance Committee include: annually assessing the size and composition of the Board of Directors; developing qualifications for the Board of Directors committees as appropriate; defining criteria for director independence; monitoring compliance with Board of Directors and Board of Directors committee membership criteria; annually reviewing and recommending directors for continued service; coordinating and assisting management and the Board of Directors in recruiting new members to the Board of Directors; reviewing and recommending proposed changes to our Certificate of Incorporation or Bylaws and Board of Directors committee charters; recommending Board of Directors committee assignments; reviewing, approving and monitoring all service by executive officers on outside boards of directors; overseeing the evaluation of the Board of Directors and management; reviewing and approving in advance any proposed related party transactions; reviewing, approving and monitoring compliance with the Code of Business Conduct and Ethics of Raser.

Our Board of Directors has determined that each member of the Nominating and Governance Committee meets the independence criteria prescribed by NYSE rules. The Nominating and Governance Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The Nominating and Governance Charter is available on our website at www.rasertech.com.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, and the Nominating and Governance Committee is responsible for implementing the guidelines and making recommendations to the Board concerning corporate governance matters. The guidelines are available on our website at www.rasertech.com. We will also furnish copies of the guidelines to any person who requests them. Requests for copies should be directed to the Secretary, 5152 North Edgewood Drive, Suite 200, Provo, Utah 84604.

Among other matters, the guidelines include the following:

•	Membership on the Board will be made of up a majority of independent directors who, at a minimum, meet the criteria for independence required by the NYSE.

•

Directors oversee and provide policy guidance on the business and affairs of the Company and monitor overall corporate performance, the integrity of the Company’s internal controls, and the effectiveness of its legal compliance programs.

•	Directors oversee the strategic and business planning process.

•	Executive sessions of solely independent directors will be held regularly, and such sessions will be scheduled and chaired by the chair of the Nominating and Governance Committee.

•	The Board and its committees each conduct an annual self-evaluation.

•	Directors are not permitted to serve as a director for more than three other public companies.

•	Directors are expected to prepare for, attend and participate in all meetings of the Board and of the committees of which they are members.

•	Generally, Directors may not stand for re-election after age 74, unless the Board waives elects to waive such prohibition.

Code of Business Conduct and Ethics of Raser

Our Board of Directors has adopted a Code of Business Conduct and Ethics. This Code of Business Conduct and Ethics applies to all directors, officers and employees of our company and our subsidiaries. Among other matters, the Code of Business Conduct and Ethics is designed to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

•	compliance with applicable laws, rules and regulations;

•	prompt internal reporting of violations of the code to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

The complete Code of Business Conduct and Ethics may be found on our website at www.rasertech.com. We will also furnish copies of the Code of Business Conduct and Ethics to any person who requests it. Requests for copies should be directed to the Secretary, 5152 North Edgewood Drive, Suite 200, Provo, Utah 84604.

Consideration of Director Nominees

Stockholder nominees

The policy of the Board of Directors is to consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as described under “Identifying and Evaluating Nominees for Directors” below. In evaluating such nominations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria set forth under “Director Qualifications” below. Any stockholder nominations proposed for consideration by the Board of Directors should include the nominee’s name and qualifications for Board of Directors membership and should be addressed to:

Corporate Secretary

Raser Technologies, Inc.

5152 North Edgewood Drive, Suite 200

Provo, UT 84604

For a description of the process for nominating directors, please refer to “Questions and Answers Concerning this Solicitation and Voting at the Annual Meeting—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?” on page 5.

Director Qualifications

Members of the Board of Directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders.

Identifying and Evaluating Nominees for Directors

The Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The Board of Directors regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board of Directors considers various potential candidates for director. Candidates may come to the attention of the Board of Directors through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Board of Directors and may be considered at any point during the year. As described above, the Board of Directors considers properly submitted stockholder nominations for candidates for the Board of Directors. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Board of Directors at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for the annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Board of Directors. The Board of Directors also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee.

Communications with the Board of Directors

Individuals may communicate with our Board of Directors by writing to Corporate Secretary, Raser Technologies, Inc., 5152 North Edgewood Drive, Suite 200, Provo, Utah 84604. Our Corporate Secretary will forward all appropriate communication to the Board of Directors or individual members of the Board of Directors specified in the communication. Communications intended for non-management directors should be directed to the Chairperson of the Nominating and Governance Committee at the Company’s address listed above.

2008 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the Audit Committee of the Board of Directors shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2008.

The Audit Committee of the Board of Directors has:

•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2008 with the Company’s management;

•

discussed with Hein & Associates LLP, the Company’s independent registered public accountants for the year ended December 31, 2008, the materials required to be discussed by Statement on Auditing Standards No. 61; and

•	reviewed the written disclosures and the letter from Hein & Associates LLP required by Independence Standards Board Standard No. 1 and has discussed with Hein & Associates LLP its independence.

Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2008 Annual Report on Form 10-K, as amended, and appointed Hein & Associates LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2009.

AUDIT COMMITTEE

Reynold Roeder

    (Committee Chair)

James A. Herickhoff

Barry G. Markowitz

PROPOSALS TO BE VOTED ON

PROPOSAL 1

ELECTION OF DIRECTORS

Raser’s Certificate of Incorporation provide that the Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively, with the classes of directors serving for staggered three-year terms. We have three (3) Class I directors, Reynold Roeder, Barry G. Markowitz and Alan G. Perriton, whose terms expire at our 2009 Annual Meeting of Stockholders; two (2) Class II directors, Brent M. Cook and James A. Herickhoff, whose terms expire at the 2010 Annual Meeting of Stockholders; and two (2) Class III directors, Kraig T. Higginson and Scott E. Doughman, whose terms expire at our 2011 Annual Meeting of Stockholders. In accordance with our Certificate of Incorporation, any additional directorships resulting from an increase in the number of directors shall be apportioned among the three classes so as to maintain the number of directors in each class as nearly equal as possible.

Class I Director Nominees

Our Board of Directors, upon recommendation of our Nominating and Governance Committee, has nominated Reynold Roeder, Barry G. Markowitz and Alan G. Perriton for election as Class I directors. If elected, Messrs. Roeder, Markowitz and Perriton will hold office as Class I directors until Raser’s 2012 Annual Meeting of Stockholders, or until their respective successors are elected and duly qualified, or until their earlier death, resignation or removal.

If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the three (3) Class I nominees recommended by our Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card. The Board of Directors expects that Messrs. Roeder and Markowitz will be available to serve as a director. Mr. Perriton, however, is expected to continue to serve as a Mission President for The Church of Jesus Christ of Latter-day Saints in Korea until the middle of 2010. As a result, Mr. Perriton is expected to be available to serve as a director only in a limited capacity until the middle of 2010. In the event Messrs. Roeder, Markowitz and Perriton become unavailable, however, the proxy holders will vote for any nominee designated by the Board of Directors, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them, in the absence of contrary instruction, in such a manner as to assure the election of Messrs. Roeder, Markowitz and Perriton.

Vote Required and Recommendation of the Board of Directors

The three (3) Class I nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as Class I directors. Votes withheld from any director nominee will be counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

The Board of Directors recommends a vote “FOR” the election of Reynold Roeder, Barry G. Markowitz and Alan G. Perriton as Class I directors.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed Hein & Associates LLP, independent registered public accountants, to audit our financial statements for the fiscal year ending December 31, 2009. Services provided to Raser and its subsidiaries by Hein & Associates LLP and Tanner LC, our former independent registered public accountants, during the fiscal year ended December 31, 2008 are described under “Audit and Related Fees for Fiscal 2008 and 2007” below. Representatives of Hein & Associates LLP will be present at the 2009 Annual Meeting of Stockholders, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

Audit and Related Fees for Fiscal Years 2008 and 2007

The following table sets forth a summary of the fees billed to us by Hein & Associates LLP and by Tanner LC, our former independent registered public accountants, for professional services performed for the years ended December 31, 2008 and 2007, respectively:

	2008	2007
Audit Fees (Hein & Associates LLP) (1)	$424,490	$219,830
Audit Fees (Tanner LC) (2)	—	16,190
Audit-Related Fees (3)	10,864	9,180
Tax Fees (4)	—	—
All Other Fees	—	—

Total	$435,354	$245,200

(1)	Consisted of fees for professional services rendered by Hein & Associates LLP for the audit of our annual financial statements included in our Annual Report on Form 10-K, as amended, and the review of financial statements included in our Forms 10-Qs or services that are normally provided by our principal accountants in connection with statutory and regulatory filings or engagements.

(2)	Consisted of fees for professional services rendered by our former independent registered public accountants for the audit of our annual financial statements included in our Annual Report on Form 10-K, as amended, and the review of financial statements included in our Form 10-Qs or services that are normally provided by our principal accountants in connection with statutory and regulatory filings or engagements.

(3)	Consisted of fees for assurance and related services by our principal accountants that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit fees” such as comfort or assurance letters.

(4)	Consisted of fees for professional services rendered by our principal accountants for tax compliance, tax advice and tax planning.

As discussed in “Directors, Executive Officers and Corporate Governance” above, the Audit Committee appoints, evaluates and approves the compensation of our independent registered public accountants; reviews and approves the scope of the annual audit, the audit fee and the financial statements. The Audit Committee also approves all audit-related fees that are reasonably related to the performance of the annual audit such as comfort or assurance letters. Our Audit Committee has concluded that Hein & Associates LLP has remained independent throughout the audit processes for the years ending December 31, 2008 and 2007, respectively.

Vote Required and Recommendation of the Board of Directors

Ratification of the appointment of Hein & Associates LLP as our independent registered public accountants for the fiscal year ending December 31, 2009, requires the affirmative vote of a majority of the shares of Raser common stock present in person or represented by proxy and entitled to be voted at the meeting. Abstentions have the same effect as a vote against the proposal.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Hein & Associates LLP as our independent registered public accountants for the fiscal year ending December 31, 2009.

Ratification of the appointment of Hein & Associates LLP as our independent registered public accountants is not required by our Bylaws or other applicable legal requirement. However, our Board of Directors is submitting the selection of Hein & Associates LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

OTHER MATTERS

We are not aware of any other business to be presented at the meeting. As of the date of this proxy statement, no stockholder had advised us of the intent to present any business at the meeting. Accordingly, the only business that our Board of Directors intends to present at the meeting is as set forth in this proxy statement.

If any other matter or matters are properly brought before the meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address unless they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and processing costs as well as natural resources.

If you received a household mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to our Corporate Secretary by calling (801) 765-1200. We will promptly send you additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse have two accounts containing Raser stock at two different brokerage firms, your household will receive two copies of our annual meeting materials—one from each brokerage firm.

By order of the Board of Directors,

/s/ Richard D. Clayton
Richard D. Clayton
General Counsel and Secretary

Provo, Utah

May 19, 2009

DETACH HERE

PROXY

RASER TECHNOLOGIES, INC.

5152 North Edgewood Drive, Suite 200

Provo, UT 84604

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Brent M. Cook and Martin F. Petersen, and each of them, as proxy holders and attorneys-in-fact of the undersigned with full power of substitution to vote all shares of stock that the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders of Raser Technologies, Inc., to be held at the Provo Marriott Hotel & Conference Center, 101 West 100 North, Provo, Utah 84601, on Thursday, June 25, 2009 at 2:30 p.m., local time, and at any continuation or adjournment thereof, with all the powers that the undersigned would have if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated May 19, 2009, and a copy of the Raser Technologies, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Raser Technologies, Inc. gives notice of such revocation.

This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder. WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED “FOR” EACH NOMINEE SET FORTH BELOW, AND “FOR” THE RATIFICATION OF INDEPENDENT ACCOUNTANTS, AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

RASER TECHNOLOGIES, INC.

5152 North Edgewood Drive, Suite 200

Provo, Utah 84604

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE FOLLOWING:

1.	Election of three (3) Class I directors to serve for a

three-year term that expires at the 2012 Annual

Meeting of Stockholders or until their successors

have been duly elected and qualified.

I

Class I Nominees:

(01)	Reynold Roeder
(02)	Barry G. Markowitz
(03)	Alan G. Perriton

	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐
FOR all nominees except those written on the line above

		FOR	AGAINST	ABSTAIN

2.	To ratify the appointment of Hein & Associates LLP as independent registered public accountants for the fiscal year ending December 31, 2009.	☐	☐	☐

3.	With discretionary authority, upon such other matters as may properly come before the meeting.	☐	☐	☐

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

	MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please date and sign exactly as your name or names appear herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Signature:	Date:	Signature:	Date:

II